SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2013

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director

Jones Lang LaSalle Incorporated has announced that Shailesh Rao will become an independent, non-executive member of its Board of Directors (the “Board”), effective September 1, 2013. Mr. Rao will join both the Compensation Committee and the Nominating and Governance Committee of the Board. Mr. Rao will initially serve a term that will expire at the Company’s 2014 Annual Meeting of Shareholders.

Mr. Rao is the Vice President for Asia Pacific, Latin America and Emerging Markets at Twitter, the global on-line social networking service.  Before joining Twitter in April 2012, Mr. Rao served for seven years in a number of roles, including Managing Director for India, at Google, the global technology company focused on search, operating systems and platforms.  Mr. Rao earned the prestigious Google Founder's Award for his role in the development of Google Maps and Google Earth He also played a leadership role in the growth of Google’s YouTube business globally as Vice President for the YouTube and Display businesses across Asia Pacific.

Mr. Rao has dual undergraduate degrees in Economics and History from the University of Pennsylvania with Honors and an M.B.A. from the Kellogg School of Management.

The current members of the Board are Hugo Bagué, Colin Dyer, DeAnne Julius, Kate S. Lavelle, Ming Lu, Martin H. Nesbitt, Sheila A. Penrose, David B. Rickard and Roger T. Staubach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2013	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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